Exhibit 10.94
PORTIONS OF THIS EXHIBIT 10.94 MARKED BY AN *** HAVE BEEN OMITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
DMG
Brazil SMG
7 May 07/ 26 Jul 07/
24 Oct 09/8 Jun 10/30 Jun 10/7 Dec 10
Revised May 3, 2011/17 May 11
Calvin Klein, Inc. (“CKI”), and each of Calvin Klein Jeanswear Company (“CKJC”) and CKJ Holdings Inc. (“CKJ Holdings”), collectively “CKJC Parties,” hereby agree to amend the existing Jeanswear Apparel License, as amended (“Master Jeanswear Wholesale License”) and the existing Central and South America Retail Store License Agreement, as amended (“Master Jeans Store License”); (and collectively “Master Jeans Licenses”), for the sole purpose of sublicensing the respective provisions of each to the Brazilian sublicensee (WBR Industria E Comercio De Vestuario S.A. aka BRW Industria E Comercio Ltda. “WBR”), under its four (4) agreements related to jeanswear apparel and jeanswear stores, (collectively “Sublicenses”) and the CKI/CKJC Parties revised Consent Letter of 8 March 2005 (“Consent”) only (and following acquisition of all of WBR by CKJ Holdings from and after 1 January 2010, only through 31 December 2010, and as to and in Brazil only, as follows:
1.
In addition to the “Articles” covered by the Master Jeans License, certain “Calvin Klein Jeans” logo’d items of women’s belts, men’s belts, and/or women’s handbags (but in no event luggage or other tote bags, messenger bags or other similar items and no other goods), as specified on Schedule Ancillary Articles attached, and as are specifically approved by the CKJC Parties and CKI in writing in advance, shall be added as “Articles” on a non-exclusive seasonal basis only, for the sole purpose of sublicensing the same to WBR, for the limited production by or under the direction of WBR for, and limited sale by or under the direction of WBR only in, those free standing Calvin Klein Jeans Stores operated and maintained by or under the direction of WBR in Brazil under its Retail Store Space Agreement and the Retail Copyright License Agreement, through 31 December 2009, and thereafter through 31 December 2010 only, for the limited production and sale only in (i) those free standing Calvin Klein Jeans stores operated and maintained by or under the direction of CKJ Holdings (or its affiliates) in Brazil under the Master Jeans Store License, or (ii) sublicensed thereby, or (iii) for sale only in approved accounts for the “Calvin Klein Jeans” jeanswear apparel under the Sublicenses; each on the conditions set forth herein as applicable.

2.
Ancillary Articles are not includible or to be included as Net Sales for purposes of attaining the “Minimum Net Sales” thresholds for the Central and South American regions, or otherwise, under the Master Jeans Wholesale License.

3.	WBR and CKJC (directly or by and through WBR), as applicable will be obligated to remit the amount of ***.
4.
Net Sales and such Store Fees and the Percentage Fees shall be accounted for and paid under the Retail Copyright License Agreement, or Sublicenses separately from the other amounts under the Sublicenses, and under the Master Jeans Store License, as applicable but subject to the same requirements and provisions applicable to Articles thereunder (and as applicable to Articles produced under WBR’s jeanswear apparel Sublicense or under the Master Jeanswear Wholesale License, as applicable), including but not limited to those applicable to audits, computation and payment of interest and collection of overdue or under-reported amounts of Net Sales or Percentage Fees thereunder.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
5.
Each and both of the CKJC Parties agree to promptly remit to CKI these amounts to CKI on a timely basis, and each and both of the CKJC parties herein agree, and as provided in the Consent, to comply with their obligations as a “Sublicensor” as to all of the provisions hereof and under the contemplated Sublicenses’ amendments, and to ensure compliance by WBR in accordance with the terms and conditions of all of the agreements referenced, as well those described and contemplated herein.

6.
This license shall terminate automatically upon termination of the Master Jeans License or the Master Jeans Store License, and in all circumstances not later than 31 December 2010, provided all amounts due thereunder, and all surviving obligations thereunder, shall remain due and payable, or otherwise survive, hereunder.

The applicable parties have executed these amendments to the Master Jeans License and the Master Jeans Store License, to be effective as of 1 October 2009, this 31st day of October 2011.

Calvin Klein, Inc.
By:	/s/ Tom Murry

Calvin Klein Jeanswear Company
By:	/s/ Stanley Silverstein

CKJ Holdings, Inc.
By:	/s/ Stanley Silverstein

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
Schedule Ancillary Articles
Single Style of product as noted below:
A.	Men’s Belt #1

B.	Men’s Belt #2

C.	Women’s Handbag #1

D.	Women’s Belts #1 through #5

E.	Tote Bag #2

F.	Men’s Wallet #1

G.	Women’s Wallet

H.	Women’s Nylon Bag #1 and Quilted Bags #2 through #5